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                                                                      Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT

1. Farmers First Bank, 9 East Main Street, Lititz, Pennsylvania; a bank and trust company organized under the Pennsylvania Banking Code of 1965.

2. Citizens Bank of Southern Pennsylvania, 35 North Carlisle Street, Greencastle, Pennsylvania; a bank and trust company organized under the Pennsylvania Banking Code of 1965.

3. First Susquehanna Bank & Trust, 400 Market Street, Sunbury, Pennsylvania; a bank and trust company organized under the Pennsylvania Banking Code of 1965.

4. WNB Bank, 329 Pine Street, Williamsport, Pennsylvania; a bank and trust company organized under the Pennsylvania Banking Code of 1965.

5. Farmers & Merchants Bank and Trust, 59 West Washington Street, Hagerstown, Maryland; a bank and trust company organized under the Maryland Banking Code.

6. Susque-Bancshares Life Insurance Company, Phoenix, Arizona; an insurance company organized under the laws of the State of Arizona.

7. Susque-Bancshares Leasing Company, Inc., 9 East Main Street, Lititz, Pennsylvania; a company organized under the laws of the Commonwealth of Pennsylvania.

8. Susquehanna Bancshares South, Inc., 100 West Road, Baltimore, Maryland; a financial holding company organized under the laws of the State of Delaware.

9. Susquehanna Bank, 100 West Road, Towson, Maryland; a bank and trust company organized under the Maryland Banking Code and a wholly-owned subsidiary of Susquehanna Bancshares South, Inc.

10. Susquehanna Bancshares East, Inc., 114 North Main Street, Mullica Hill, New Jersey; a financial holding company organized under the laws of the State of Delaware.

11. Equity Bank, 8000 Sagemore Drive, Suite 8101, Marlton, New Jersey; a bank and trust company organized under the New Jersey Banking Code and a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

12. Founders' Bank, 101 Bryn Mawr Avenue, Bryn Mawr, Pennsylvania; a bank and trust company organized under the Pennsylvania Banking Code of 1965 and a wholly-owned subsidiary of Susquehanna Bancshares East, Inc.

13. First American Bank of Pennsylvania, 140 East Main Street, Everett, Pennsylvania, a bank and trust company organized under the Pennsylvania Banking Code of 1965.

14. Boston Service Company, Inc. (t/a Hann Financial Service Corp.), One Centre Drive, Jamesburg, New Jersey, a consumer automobile finance company.

15. Valley Forge Asset Management Corp., 120 South Warner Road, King of Prussia, Pennsylvania, an asset management company.

16. Conestoga Management Company, 103 Foulk Road, Suite 205-18, Wilmington, Delaware, a non-operating, passive investment company.